Exhibit 99.1

Tenon Medical Announces Closing of Private Placement of Senior Convertible Notes Offering for

Gross Proceeds of $ 4.3 Million

LOS GATOS, CA / ACCESS Newswire / March 12, 2026 / Tenon Medical, Inc. (NASDAQ:TNON) (“Tenon” or the “Company”), a company transforming care for patients suffering with certain sacro-pelvic disorders, today announced the closing of a private placement of senior convertible promissory notes with several institutional and high net worth investors for aggregate gross proceeds of $4.3 million before deducting fees of the placement agent.

The 20% original issue discount notes have an aggregate principal amount of $4.3 million with a maturity date of September 11, 2026 and are convertible, following the six month anniversary of the issuance date, into shares of the Company’s common stock at a conversion price equal to 80% of the VWAP for the three (3) Trading Days immediately prior to the date of conversion, subject to adjustment as provided therein.

The Company expects to use the net proceeds from the offering for commercial expansion, product development, clinical studies, working capital and general corporate purposes.

WallachBeth Capital, Inc. acted as the placement agent in connection with the offering. Sichenzia Ross Ference Carmel LLP acted as legal counsel to the Company and Sheppard, Mullin, Richter and Hampton LLP acted as counsel to the placement agent.

The notes and the shares issuable upon the conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

Additional details regarding the notes and the transaction will be available in the Company’s Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tenon Medical, Inc.

Tenon Medical, Inc., a medical device company formed in 2012, has developed The Catamaran SI Joint Fusion System that offers a novel, less invasive approach to the SI joint using a single, robust titanium implant. The system features the Catamaran™ Fixation Device which passes through both the axial and sagittal planes of the ilium and sacrum, stabilizing and transfixing the SI Joint along its longitudinal axis. The angle and trajectory of the Catamaran surgical approach is also designed to provide a pathway away from critical neural and vascular structures and into the strongest cortical bone. Since the national launch of the Catamaran SI Joint Fusion System in October 2022, Tenon is focused on three commercial opportunities with its System in the SI Joint market which include: 1) Primary SI Joint procedures, 2) Revision procedures of failed SI Joint implants and 3) Augmenting spinal fusion. For more information, please visit www.tenonmed.com.

The Tenon Medical logo shown above, and Catamaran®, PiSIF®, CAT PiSIF®, ETAD®, Posterior Inferior Sacroiliac Fusion®, CAT SIJ Fusion System®, Catamaran SIJ Fusion System®, Catamaran Inferior Posterior Fusion System®, Catamaran Transfixation Fusion System®, Catamaran Transfixation Fusion Device®, SImmetry® are registered trademarks of Tenon Medical, Inc. MAINSAILTM, and SImmetry+™ are also trademarks of Tenon Medical, Inc.

Safe Harbor

This press release contains “forward-looking statements,” which are statements related to events, results, activities, or developments that Tenon expects, believes, or anticipates will or may occur in the future. Forward-looking statements often contain words such as “intends,” “estimates,” “anticipates,” “hopes,” “projects,” “plans,” “expects,” “seek,” “believes,” “see,” “should,” “will,” “would,” “target,” “aims,” and similar expressions and the negative versions thereof. Such statements are based on Tenon’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances, and speak only as of the date made. Forward-looking statements are inherently uncertain, and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, please review our Annual Report on Form 10-K and other reports on file with the Securities and Exchange Commission at www.sec.gov, particularly the information contained in the section entitled “Risk Factors”. We undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise unless required by law.

Investor Contact

Shannon Devine

MZ North America

203-741-8811

tenon@mzgroup.us